EXHIBIT 10.18

LIMBACH HOLDINGS, INC.
Non-Employee Director Compensation Policy
Adopted January 30, 2019

•	$60,000 annual cash fee for Board service;

•	$50,000 annual cash fee for the Chair of Board;

•	$40,000 annual cash fee for the Chair of the Audit Committee;

•	$40,000 annual cash fee for the Chair of the Finance and Capital Markets Committee (formerly known as the Finance Committee);

•	$20,000 annual cash fee for the Chair of the Compensation Committee; and

•	$20,000 annual cash fee for the Chair of the Nominating and Corporate Governance Committee.